EXHIBIT 2.1





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                        AGREEMENT AND PLAN OF MERGER

                                by and among

                              TOYS "R" US, INC.
                          (a Delaware corporation)

                                     and

                       TOYS "R" US-HEADQUARTERS, INC.
                          (a Delaware corporation)

                                     and

                              TRU INTERIM, INC.
                          (a Delaware corporation)



                       _______________________________

                        Dated as of December 8, 1995

                       _______________________________






___________________________________________________________________________

                        AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER, dated as of December 8, 1995, by and among TOYS "R" US, INC., a Delaware corporation ("Toys 'R' Us"), TOYS "R" US-HEADQUARTERS, INC., a Delaware corporation and a wholly-owned subsidiary of Toys "R" Us ("Toys HQ"), and TRU INTERIM, INC., a Delaware corporation and a wholly-owned subsidiary of Toys HQ ("TRU Interim").

            This Agreement provides for the merger of TRU Interim with and into Toys "R" Us (the "Merger"), which will be the surviving corporation, in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL"), upon the terms and conditions set forth herein and in accordance with the applicable provisions of the DGCL. The purpose of the Merger is to implement a holding company organizational structure under which Toys HQ would be the holding company for Toys "R" Us' operating subsidiaries and Toys "R" Us would become a direct wholly-owned subsidiary of Toys HQ.

            The respective Boards of Directors of Toys "R" Us, Toys HQ and TRU Interim have approved the Merger upon the terms and subject to the conditions set forth herein.

            Accordingly, in consideration of the mutual promises and agreements set forth herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

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            1.    The Merger.

            1.1   The Merger.  At the Effective Time (as defined in Section
1.3 hereof), and subject to the terms and conditions of this Agreement and the DGCL, TRU Interim shall be merged with and into Toys "R" Us in the Merger, the separate corporate existence of TRU Interim shall thereupon cease, and Toys "R" Us shall be the surviving corporation in the Merger (the "Surviving Corporation").

            1.2 Surviving Corporation. At the Effective Time, Toys "R" Us shall continue its corporate existence under the laws of the State of Delaware and shall thereupon and thereafter possess all rights, privileges, powers and franchises and all property of TRU Interim and shall be subject to all debts, liabilities and duties of TRU Interim, all as provided under the DGCL.

            1.3 Effective Time of the Merger. The Merger shall become effective and be consummated at 5:00 p.m., local time, on January 1, 1996 (the "Effective Time"), provided that the Surviving Corporation shall have caused to be filed prior to the Effective Time a certified copy of this Agreement with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in accordance with the DGCL, as set forth in Section 3.4 hereof.

            1.4 Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of Toys "R" Us, as amended and in effect immediately prior to the Effective Time, shall be amended as set forth below and as so amended shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until further amended as provided therein and under the DGCL.

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

             (a) Article FIRST shall be amended to read in its entirety as follows:

            "FIRST.  The name of the Corporation is TOYS "R" US-DELAWARE,
INC."

             (b) Article FOURTH shall be amended to read in its entirety as follows:

            "FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares of Common Stock, par value $.10 per share."

             (c)   Article TENTH shall be added and will read as follows:

            "TENTH. Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law or under this Certificate of Incorporation the approval of the Corporation's stockholders shall, pursuant to Section 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of the Corporation's holding company, Toys "R" Us, Inc., or any successor by merger, by the same vote as is required by the Delaware General Corporation Law and/or by the Certificate of Incorporation of the Corporation."

            1.5 By-Laws of the Surviving Corporation. The By-Laws of Toys "R" Us (as amended and restated effective January 31, 1994), as in effect immediately prior to the Effective Time, shall be amended as set forth below and so amended shall thereafter continue in full force and effect as the By-Laws of the Surviving Corporation until thereafter amended or repealed as provided therein and under the DGCL.

            The first paragraph of Section 2.1 of Article II shall be amended to read in its entirety as follows:
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

            "Section 2.1 Number, Term of Office and Notice of Nomination. The business, property and affairs of the Corporation shall be managed and controlled by a Board of three (3) directors; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. The directors shall be elected at the annual meeting of stockholders, and serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until the election and qualification of their respective successors."

            1.6 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors and officers of the Surviving Corporation shall be those persons listed on Exhibit A attached hereto, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of the Surviving Corporation.

            2.    Conversion of Securities and Assumption of Certain
Obligations.

            2.1   Conversion of Securities.   At the Effective Time, by virtue
of the Merger and without any action on the part of Toys "R" Us, Toys HQ, TRU Interim or the holders of any securities of the foregoing corporations:

                  2.1.1  Common Stock of TRU Interim.   Each share of common
stock, par value $.01 per share, of TRU Interim issued and outstanding immediately prior to the Effective Time, including each share that is owned by Toys "R" Us or its subsidiaries, shall be converted into one share of common stock, par value $.10 per share, of the Surviving Corporation.

                  2.1.2 Common Stock of Toys "R" Us. Each share of common stock, par value $.10 per share, of Toys "R" Us ("Toys 'R' Us Common Stock") issued and outstanding or held in its treasury immediately prior to the Effective Time shall be converted into one share of common stock, par value $.10 per share, of Toys HQ ("Toys HQ Common Stock"), and shall have the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Toys "R" Us Common Stock being converted. Each certificate representing shares of Toys "R" Us Common Stock immediately prior to the Effective Time shall be deemed without the need for any exchange or transfer to represent the same number of shares of Toys HQ Common Stock.

                  2.1.3  Common Stock of Toys HQ.   Each share of Toys HQ
Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be held by the Surviving Corporation.

                  2.1.4  Toys "R" Us Stock Options and Other Awards.   Toys HQ
shall assume and continue all the rights and obligations of Toys "R" Us under the 1994 Stock Option and Performance Incentive Plan, the 1995 Employee Stock Option Plan and all other stock option and employee benefit plans and agreements of Toys "R" Us (collectively, the "Plans"). The outstanding options and other awards assumed by Toys HQ shall be exercisable upon the same terms and conditions as under the Plans immediately prior to the Effective Time, except that, upon the exercise of each such option or award, shares of Toys HQ Common Stock shall be issuable in lieu of each share of Toys "R" Us Common Stock issuable upon the exercise thereof immediately prior to the Effective Time.

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

                  2.1.5 It is the intent of the parties hereto that Toys HQ, as of the Effective Time, be deemed a "successor issuer" for purposes of continuing offerings under the Securities Act of 1933, as amended.

            2.2 Retention of Certificates. Each outstanding certificate that prior to the Effective Time represented shares of Toys "R" Us Common Stock shall be deemed, for all corporate purposes, to evidence ownership of the number of shares of Toys HQ Common Stock into which such shares of Toys "R" Us Common Stock have been converted pursuant to Section 2.1.2 hereof.

            2.3   Toys "R" Us Stock Transfer Books.   At the Effective Time,
the stock transfer books for the shares of Toys "R" Us Common Stock which will be converted to Toys HQ Common Stock pursuant to Section 2.1 hereof shall be deemed closed, and no transfer of such shares shall thereafter be made or consummated.

            2.4   Other Agreements.   At the Effective Time, Toys HQ shall
assume any obligation of Toys "R" Us to deliver or make available shares of Toys "R" Us Common Stock under any agreement or employee benefit plan not referred to in this Section 2 to which Toys "R" Us or any of its subsidiaries is a party. Any reference to Toys "R" Us Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to Toys HQ Common Stock and one share of Toys HQ Common Stock shall be issuable in lieu of each share of Toys "R" Us Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

            2.5   Assumption and Guaranty of Toys "R" Us Debt and Other
Obligations.

                  2.5.1  Toys "R" Us Public Debt.   At the Effective Time,
Toys HQ shall be deemed to have assumed the obligations of Toys "R" Us in respect of the following outstanding publicly-held debt: Toys "R" Us' 8 1/4% Debentures due 2017 and Toys "R" Us' 8 3/4% Debentures due 2021.

                  2.5.2  Revolving Credit Facility.   Certain of the
subsidiaries of Toys "R" Us are borrowers under a Credit Agreement, dated as of January 27, 1995, by and among Toys "R" Us, the Subsidiary Borrowers party thereto, the Lenders party thereto, and The Bank of New York, as Administrative Agent (the "Credit Agreement"). Toys "R" Us has guaranteed all of the obligations under the Credit Agreement. At the Effective Time, Toys "R" Us assigns the rights and Toys HQ assumes the obligations of Toys "R" Us under the Credit Agreement.

                  2.5.3  Other Debt.   At the Effective Time, Toys HQ assumes,
to the extent Toys "R" Us is liable therefor, or guarantees, to the extent that Toys "R" Us is a guarantor thereof, all other indebtedness for money borrowed, including, without limitation, the obligations under its stepped coupon bonds pursuant to the Trust Deed, dated April 2, 1992, between Toys "R" Us Holdings PLC, Toys "R" Us and Bankers Trust Company Limited, several industrial revenue bonds and a loan to a Japanese subsidiary of Toys "R" Us pursuant to the Guarantee, dated July 8, 1992, executed by Toys "R" Us in favor of American Family Life Assurance Company of Columbus.

                  2.5.4  Additional Covenants.   Toys "R" Us and Toys HQ will
execute and deliver such supplemental indentures and trust deeds and other documents or certificates

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

as the officers of Toys "R" Us and Toys HQ deem appropriate or necessary to comply with the terms of the indebtedness or other obligations assumed or guaranteed under this Section 2.5.

            3. Compliance with Section 251(g) of the DGCL. Prior to the Effective Time, the parties hereto will take all steps necessary to comply with Section 251(g) of the DGCL, including without limitation, the following:

            3.1 Certificate of Incorporation and By-Laws of Toys HQ. At the Effective Time, the Certificate of Incorporation and By-Laws of Toys HQ shall be in the form of the Certificate of Incorporation and By-Laws of Toys "R" Us, as in effect immediately prior to the Effective Time.

            3.2 Directors and Officers of Toys HQ. At the Effective Time, the directors and officers of Toys "R" Us immediately prior to the Effective Time shall be the directors and officers of Toys HQ, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of Toys HQ.

            3.3 Listing of Toys HQ Common Stock. The Toys HQ Common Stock to be issued and initially reserved for issuance pursuant to the transactions contemplated herein shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

            3.4 Filings. Prior to the Effective Time, the Surviving Corporation shall cause a certified copy of this Agreement to be executed and filed with the Delaware Secretary of State. Prior to the Effective Time, to the extent necessary to effectuate the

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

amendments to the certificates of incorporation of the Surviving Corporation and Toys HQ contemplated by this Agreement, each of the Surviving Corporation and Toys HQ shall cause to be filed with the Delaware Secretary of State such certificates or documents required to give effect thereto.

            4.    Miscellaneous.

            4.1   Amendment.   At any time prior to the Effective Time, the
parties hereto may, to the extent permitted by the DGCL, by written agreement amend, modify or supplement any provision of this Agreement.

            4.2 Termination. This Agreement may be terminated and the Merger abandoned by the Board of Directors or duly authorized committees thereof of Toys "R" Us at any time prior to the filing of the certified copy of this Agreement with the Delaware Secretary of State.

            4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

            4.4   Headings.   The headings set forth herein are for
convenience only and shall not be used in interpreting the text of the section in which they appear.

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

            4.5 Counterparts. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

            IN WITNESS WHEREOF, Toys "R" Us, Toys HQ and TRU Interim, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                   TOYS "R" US, INC.


                                   By:   /s/ Louis Lipschitz
                                         Louis Lipschitz
                                         Senior Vice President - Finance
                                         and Chief Financial Officer


                                   TOYS "R" US-HEADQUARTERS, INC.


                                   By:   /s/ Louis Lipschitz
                                         Louis Lipschitz
                                         Senior Vice President - Finance
                                         and Chief Financial Officer


                                   TRU INTERIM, INC.


                                   By:   /s/ Louis Lipschitz
                                         Louis Lipschitz
                                         President

                                                     Exhibit A


Directors and Officers of Toys "R" Us-Delaware, Inc. (f/k/a Toys "R" Us, Inc.)
------------------------------------------------------------------------------

      Michael Goldstein            Director; Vice Chairman of the Board and
                                   Chief Executive Officer

      Robert C. Nakasone           Director; President and Chief Operating
                                   Officer

      Louis Lipschitz              Director; Senior Vice President - Finance
                                   and Chief Financial Officer; Assistant
                                   Secretary

      Michael P. Miller            Senior Vice President - Real Estate

      Jeffrey S. Wells             Senior Vice President - Human Resources

      Gayle C. Aertker             Vice President - Real Estate

      Jon W. Kimmins               Vice President - Treasurer

      Joseph J. Lombardi           Vice President - Controller

      Eric A. Swartwood            Vice President - Architecture and
                                   Construction

      Michael L. Tumolo            Vice President - Counsel; Assistant
                                   Secretary

      Peter W. Weiss               Vice President - Taxes; Assistant
                                   Secretary

      Andre Weiss                  Secretary

      Steven Taplits               Assistant Secretary